Exhibit 10.46
AMENDMENT NO. 1 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment No. 1 to Credit Agreement”) is made as of the 3rd day of March, 2011 (the “Amendment Closing Date”), by and among CHICO’S FAS, INC., a Florida corporation (“Parent”), WHITE HOUSE | BLACK MARKET, INC., a Florida corporation (“WHBM”), CHICO’S RETAIL SERVICES, INC., a Florida corporation (“Chico’s Retail”), CHICO’S DISTRIBUTION SERVICES, LLC, a Georgia limited liability company (“Chico’s Distribution”), SOMA INTIMATES, LLC, a Florida limited liability company (“Soma”; Parent, WHBM, Chico’s Retail, Chico’s Distribution and Soma are referred to herein each individually as a “Borrower” and, collectively, as the “Borrowers”), Chico’s Brand Investments, Inc., a Florida corporation, Chico’s Creative Designs, Inc., a Florida corporation, and Chico’s Production Services, Inc., a Florida corporation (each, individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders, SUNTRUST BANK, as the Issuing Bank, and SUNTRUST BANK, as the Administrative Agent,.
RECITALS
          A. The Borrowers, Guarantors, Lenders, Administrative Agent, and Issuing Bank have entered into a Credit Agreement, dated as of November 24, 2008 (as amended or modified to date, the “Credit Agreement”). Capitalized terms used but not defined in this Amendment No. 1 to Credit Agreement shall have the meanings that are set forth in the Credit Agreement.
          B. The parties now desire to amend the Credit Agreement as set forth below.
AGREEMENT
          NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment No. 1 to Credit Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
          SECTION 1. Amendment. Upon satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is amended by deleting the definition of Fixed Charge Coverage Ratio from Section 1.1 and substituting the following revised definition of Fixed Charge Coverage Ratio:
“Fixed Charge Coverage Ratio” shall mean, with respect to the Borrowers and their Subsidiaries on a consolidated basis for any period, calculated on a Pro Forma Basis during such period, the ratio of (a) the greater of (i) (x) EBITDAR for such period minus (y) the sum of (A) Capital Expenditures made during such period and not financed with the proceeds of Funded Debt (other than the proceeds of a Loan) and (B) tax payments paid in cash during such period, or (ii) zero, to (b) the sum of without duplication (i) scheduled payments of principal made with respect to Funded Debt during such period (which, for purposes of clarification, exclude (i) principal payments (other than scheduled amortization payments, if any) made on any outstanding Funded Debt prior to its maturity and (ii) prepayments under the Revolving Loans), (ii) Interest Expense during such period, (iii) Restricted Purchases and Restricted Payments paid during such period (other than (A) Dividends paid in kind and (B) so long as Borrowers and their Subsidiaries have Liquidity (defined below) in an amount at least equal to $150,000,000 and no Default or Event of Default has occurred and is continuing, Restricted Payments and Restricted Purchases in an aggregate amount, during the term of this Agreement, not in excess of $250,000,000 under Parent’s stock repurchase plan adopted at a meeting of Parent’s board of directors in August 2010 and continuing in effect through January 2013) and (iv) Lease Expense during such period. For purposes hereof, Liquidity shall mean, at any time, for Borrower and its Subsidiaries on a consolidated basis, the sum of (i) Availability and (ii) unrestricted cash and Cash Equivalents (which amount shall be reported in each Compliance Certificate delivered by Borrowers pursuant to Section 7.3).
          SECTION 2. Representations and Warranties. Each Borrower Party hereby represents and warrants to the Administrative Agent, to each Lender and to the Issuing Bank that:
     (a) this Amendment No. 1 to Credit Agreement is duly authorized, executed and delivered by such Borrower Party and constitutes its legal, valid and binding obligation, enforceable against such Borrower Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity;
     (b) each representation and warranty made by such Borrower Party in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (or on the date to which it relates, in the case of any representation or warranty that specifically relates to an earlier date); and
     (c) on the date hereof and immediately after giving effect to this Amendment No. 1 to Credit Agreement, no Default has occurred and is continuing.
          SECTION 3. Conditions to Effectiveness. This Amendment No. 1 to Credit Agreement shall not become effective until Administrative Agent receives executed counterparts to this Amendment No. 1 to Credit Agreement, executed by a duly authorized officer of each party hereto.
          SECTION 4. Applicable Law. This Amendment No. 1 to Credit Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Georgia without regard to conflict of laws principles thereof.
          SECTION 5. Counterparts. This Amendment No. 1 to Credit Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWERS :	CHICO’S FAS, INC.

By:	/s/ Kent Kleeberger
Name: Kent Kleeberger
	Title:	EVP - COO

WHITE HOUSE | BLACK MARKET, INC.
By:	/s/ Kent Kleeberger
Name: Kent Kleeberger
	Title:	EVP - COO

CHICO’S RETAIL SERVICES, INC.
By:	/s/ Kent Kleeberger
Name: Kent Kleeberger
	Title:	EVP - COO

CHICO’S DISTRIBUTION SERVICES, LLC
By:	/s/ Kent Kleeberger
Name: Kent Kleeberger
	Title:	EVP - COO

SOMA INTIMATES, LLC
By:	/s/ Kent Kleeberger
Name: Kent Kleeberger
	Title:	EVP - COO

GUARANTORS:	CHICO’S BRANDS INVESTMENTS, INC.

By:	/s/ Sandy Rhodes
	Name:	Sandy Rhodes
	Title:	EVP

CHICO’S CREATIVE DESIGNS, INC.
By:	/s/ Sandy Rhodes
	Name:	Sandy Rhodes
	Title:	EVP

CHICO’S PRODUCTION SERVICES, INC.
By:	/s/ Sandy Rhodes
	Name:	Sandy Rhodes
	Title:	EVP

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:	SUNTRUST BANK, as the Administrative Agent, the Issuing Bank, a Lender and the Swing Bank

By:	/s/ Virginia Sullivan
	Name:	Virginia Sullivan
	Title:	VP